UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35587	27-2249687
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)           Appointment of Principal Officer

On December 12, 2012, the Board of Directors of TESARO, Inc. (the “Company”) appointed Edward C. English, age 45, as the Company’s Vice President, Controller and Principal Accounting Officer.  Mr. English will continue to report to Richard J. Rodgers, the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer.  Mr. English originally joined the Company in June 2012, as Controller. Prior to joining the Company, Mr. English served from 2011 to 2012 as Controller of Mascoma Corporation, a privately held renewable-fuel company, and prior to that served from 2007 to 2011 in a variety of positions of increasing responsibility at AMAG Pharmaceuticals, Inc., including as Corporate Controller, Vice President and Corporate Controller and finally Interim Chief Financial Officer. Before AMAG Pharmaceuticals, Mr. English spent 10 years at PRAECIS PHARMACEUTICALS Inc., where he held a variety of roles, including, immediately prior to its acquisition by GlaxoSmithKline PLC, the role of Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. Mr. English started his career as a Certified Public Accountant with KPMG LLP in Boston, Massachusetts, where he held various positions, including audit manager within the Health Care and Life Sciences assurance practice. Mr. English holds an undergraduate degree from Georgetown University and a joint M.S. in accounting and M.B.A. from the Northeastern University Graduate School of Professional Accounting.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

By:	/s/ Richard J. Rodgers
Richard J. Rodgers
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Dated:  December 14, 2012

3